EXHIBIT 21

PARENT AND SUBSIDIARIES

(Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:

National Holding Investment Company

Wilmington, Delaware (A Delaware Corporation)

Its Subsidiaries:

Presto Manufacturing Company

Jackson, Mississippi (A Mississippi Corporation)

Century Leasing and Liquidating, Inc. (Inactive)

Minneapolis, Minnesota (A Minnesota Corporation)

Its Subsidiary:

Presto Export, Inc. (Inactive)

Minneapolis, Minnesota (A Minnesota Corporation)

Jackson Sales and Storage Company

Jackson, Mississippi (A Mississippi Corporation)

Canton Sales & Storage Company

Canton, Mississippi (A Mississippi Corporation)

Presto Export, Ltd. (Inactive)

Christiansted, St. Croix, U.S. Virgin Islands (A Virgin Islands Corporation)

National Defense Corporation (Inactive)

Eau Claire, Wisconsin (A Wisconsin Corporation)

AMTEC Corporation

Janesville, Wisconsin (A Wisconsin Corporation)

Its Division:

Amron

Antigo, Wisconsin

Its Subsidiary:

Spectra Technologies LLC

East Camden, Arkansas (A Delaware Corporation)

Presto Absorbent Products, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

NPI Export Corporation (Inactive)

Minneapolis, Minnesota (A Minnesota Corporation)